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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 2004


                       INTELIDATA TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                   000-21685                            54-1820617
(State of Incorporation)      (Commission File Number)             (IRS Employer
Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)





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ITEM 5.        OTHER EVENTS.


     InteliData Technologies Corporation (Nasdaq: INTD) received a notice from Nasdaq dated June 16, 2004 indicating that the Company was not in compliance with Nasdaq's Marketplace Rule 4450(a)(5), because the Company's common stock failed to maintain the minimum bid price of $1.00 during the past 30 consecutive trading days. The Company has been granted until December 13, 2004 to regain compliance with Marketplace Rule 4450(a)(5). Compliance with the rule will be determined by the Nasdaq staff, but generally requires that the closing bid price of the Company's common stock be at least $1.00 for a minimum of 10 consecutive trading days. The Company also may be eligible for an additional 180-day grace period, or until June 11, 2005, provided that it meets the initial listing criteria (excepting the minimum bid requirement) for the Nasdaq National Market under Marketplace Rule 4420.

     If the Company is granted an additional compliance period and has not achieved compliance with the minimum bid requirement prior to April 29, 2005, Nasdaq would notify the company of its continued non-compliance and the Company would be able to request a hearing before the Nasdaq Listing Qualifications Panel to remain on the Nasdaq National Market.

     If the Company does not regain compliance with the Rule by December 13, 2004 and is not eligible for an additional compliance period, the Company's stock will be delisted or moved to the Nasdaq SmallCap Market. Before the Company's stock was to be delisted, the Company would be notified of any Nasdaq staff determination to this effect and would have the right to appeal such a delisting determination to the Nasdaq Listings Qualifications Panel.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             InteliData Technologies Corporation
                             (Registrant)

                             By: /s/ Alfred S. Dominick, Jr.
                                 ----------------------------------------
                             Alfred S. Dominick, Jr.
                             Chairman and Chief Executive Officer


Date:  June 18, 2004